Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-230632, No. 333-230634 and No. 333-233400), of Paysign, Inc. of our reports dated April 3, 2020, relating to our audit of the consolidated financial statements (which report expresses an unqualified opinion) of Paysign, Inc., which appear in the Annual Report on Form 10-K of Paysign, Inc. for the year ended December 31, 2020.

/s/ BAKER TILLY US, LLP (formerly SQUAR MILNER LLP)

Los Angeles, California

March 26, 2021